UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 24, 2012

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported in a Current Report on Form 8-K filed on December 20, 2012, on December 19, 2012, John W. Kozak, the then Chief Financial Officer of Park National Corporation (“Park” or the “Company”) and its wholly-owned subsidiary, The Park National Bank (“PNB”), retired from his positions of Chief Financial Officer and principal financial officer of Park and Senior Vice President and Chief Financial Officer of PNB. On December 24, 2012, PNB and Mr. Kozak executed a Separation Agreement and General Release (the "Separation Agreement") which addresses certain commitments and obligations following Mr. Kozak's retirement, effective December 19, 2012.
Pursuant to the Separation Agreement, Mr. Kozak will receive separation pay in an amount equal to the base salary he would have received had he continued active employment with Park and PNB through December 31, 2013, subject to compliance with the non-competition provisions included in the Separation Agreement. The total gross amount of such separation pay will be $414,455, subject to such withholding taxes as are required by law, and will be paid in bi-weekly installments in accordance with PNB's regular payroll practice.
Mr. Kozak will continue to be eligible to participate in PNB's medical, dental and vision insurance/benefit programs through December 31, 2012. Thereafter, Mr. Kozak will be entitled to elect to continue coverage in accordance with COBRA. PNB will reimburse Mr. Kozak for the full amount of the COBRA premium paid by Mr. Kozak for the elected coverage until the earlier of (a) December 31, 2013 or (b) the first date on which Mr. Kozak is eligible for medical insurance coverage from other employment. In addition, PNB agreed that the PNB Board of Directors will take action to maintain in place the existing split-dollar life insurance policy for Mr. Kozak by amending or waiving, as appropriate, the requirements that Mr. Kozak remain employed through age 62 and that he not be employed elsewhere. Mr. Kozak's rights under retirement and equity-based plans in which PNB employees may participate will be governed solely in accordance with the terms of such plans.
The Separation Agreement includes customary non-disclosure, non-disparagement, post-employment cooperation and non-competition provisions agreed to by PNB and Mr. Kozak.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is included as Exhibit 10 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.            Description

10	Separation Agreement and General Release between The Park National Bank and John W. Kozak, executed by both parties on December 24, 2012

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signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: December 28, 2012	By:	/s/ C. Daniel DeLawder
C. Daniel DeLawder Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated December 28, 2012

Park National Corporation

Exhibit No.	Description
10	Separation Agreement and General Release between The Park National Bank and John W. Kozak, executed by both parties on December 24, 2012

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